Exhibit 23.a
                     CONSENT OF INDEPENDENT
                     ACCOUNTANTS


     We   consent  to  the  incorporation  by
reference in the Prospectus included in this Registration Statement of MascoTech, Inc. on Form S-
3 of our report dated February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of MascoTech, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption
"Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Detroit, Michigan
   February 10, 1999